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                               EXHIBIT 23.2


ERNST & YOUNG LLP         Suite 1700                     Phone 313-596-7100
                          500 Woodward Avenue
                          Detroit, Michigan 48226-3426


                      CONSENT OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the Registration Statement on Form S-8 of Chemical Financial Corporation, pertaining to the registration of 25,000 shares of common stock with respect to the Chemical Financial Corporation 1998 Stock Purchase Plan for Subsidiary Directors, of our report dated January 20, 1998, with respect to the consolidated financial statements of Chemical Financial Corporation, incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                              /S/ERNST & YOUNG LLP

January 6, 1999
Detroit, Michigan